Exhibit 5.1

Akerman LLP Three Brickell City Centre 98 Southeast Seventh Street Suite 1100 Miami, FL 33131 T: 305 374 5600 F: 305 374 5095

October 30, 2020

The GEO Group, Inc.

4955 Technology Way

Boca Raton, Florida 33431

Re: The GEO Group, Inc. – Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to The GEO Group, Inc., a Florida corporation (the “Company”) and the subsidiary guarantors of the Company set forth in the Registration Statement (as defined below) (the “Subsidiary Guarantors” and, together with the Company, the “Registrants”), in connection with the preparation and filing by the Registrants of a registration statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) relating to the offering from time to time, pursuant to Rule 415 under the Securities Act, of (i) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), (ii) shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”), (iii) debt securities of the Company (the “Debt Securities”), which may be senior or subordinated, (iv) guarantees of the Debt Securities (the “Guarantees”) by one or more of the Subsidiary Guarantors, (v) warrants to purchase Common Stock, Preferred Stock, Debt Securities or any combination thereof (the “Warrants”), and (vi) units consisting of one or more of the Company’s Common Stock, Preferred Stock, Debt Securities, Warrants or any combination of those securities (the “Units” and, together with the Common Stock, the Preferred Stock, the Debt Securities, the Guarantees and the Warrants, the “Securities”). The offering of the Securities will be as set forth in the prospectus forming a part of the Registration Statement (the “Prospectus”), as supplemented by one or more supplements to the Prospectus (each supplement, a “Prospectus Supplement”). We refer herein to the Subsidiary Guarantors listed on Annex I hereto, each of which is formed or organized under the laws of the States of Florida, Delaware, California, Colorado, Illinois and Texas as the “Specified Subsidiary Guarantors.”

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. This opinion letter is limited to the matters expressly stated herein and no opinions are to be inferred or may be implied beyond the opinions expressly so stated.

In connection with this opinion letter, we have examined the organizational documents of the Company and of the Subsidiary Guarantors, and such corporate records, documents, instruments, certificates of public officials as to the Company and the Subsidiary Guarantors, and such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein. We have also examined the Registration Statement, Prospectus, the form of indenture filed with the Registration Statement for senior notes and the form of indenture filed with the Registration Statement for subordinated notes. With your permission, we have made and relied upon the following assumptions, without any investigation or inquiry by us, and our opinions expressed below are subject to, and limited and qualified by the effect of, such assumptions: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the legal capacity of all natural persons to take all actions required of such person in connection with the Registration Statement; (d) the truth, accuracy, authenticity and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates (including without limitation any certificate or other document issued by a public authority and all official public records) we have reviewed; (e) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (f) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (g) a sufficient number of shares of Common Stock and Preferred Stock will be authorized and available for issuance and the consideration therefor will not be less than the par value of the shares of the Common Stock and Preferred Stock; (h) any Debt Securities and Guarantees that may be issued will be issued in a form that complies with the applicable indenture and any supplemental indenture to be entered into in connection with the issuance of such Debt Securities and will be manually signed or

The GEO Group, Inc.

October 30, 2020

countersigned, as the case may be, by duly authorized officers of the trustee named therein; (i) any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; and (j) there shall not have occurred any change in law affecting the validity or enforceability of such Securities. We have further assumed that the terms of the Securities will have been established so as not to, and that the execution and delivery by the parties thereto and the performance of such parties’ obligations under, the Securities will not, violate, conflict with or constitute a default under (i) any agreement or instrument to which the parties thereto are subject, (ii) any law, rule or regulation to which the parties thereto are subject, (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company, the Subsidiary Guarantors and others.

When used in this opinion letter, the term “applicable laws” means Florida laws, rules and regulations that a Florida counsel exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Company, and the Subsidiary Guarantors; provided, however, that applicable laws does not include any law, rule or regulation that is applicable to the Company or the Subsidiary Guarantors solely because such law, rules or regulation is part of a regulatory regime applicable to such Registrant or any of its affiliates due to the specific assets or business of such party or affiliate. With respect to the opinions set forth in paragraphs 5 through 8 below, we are opining as to the internal laws of the State of New York. Further, with respect to the Specified Subsidiary Guarantors we are opining with respect to the General Corporation Law of the State of California, Colorado Corporations and Association Act, General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act, the Delaware Limited Partnership Act, the Business Corporation Act of 1983 of the State of Illinois and the Texas Business Corporation Act. We neither express nor imply any opinions with respect to any other laws or the laws of any other jurisdiction or the United States of America. For purposes of this opinion letter, we assume that the Securities will be issued in accordance with all applicable state securities or blue sky laws.

Based upon and subject to the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

1. The Company is a Florida corporation that is validly existing and in good standing under Florida law.

2. Based solely on certificates of good standing, each of the Specified Subsidiary Guarantors is a corporation, limited partnership or limited liability company, as applicable validly existing and in good standing under the laws of the jurisdiction of their incorporation or formation.

3. With respect to any shares of Common Stock to be offered by the Company pursuant to the Registration Statement, including shares of Common Stock issuable upon conversion of, exchange of or exercise of any Preferred Stock, Debt Securities, Warrants or Units (the “Offered Common Stock”), (i) when the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (ii) when an appropriate Prospectus Supplement with respect to the Offered Common Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) if the Offered Common Stock is to be sold pursuant to a firm commitment underwritten offering, when the underwriting agreement with respect to the Offered Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) when the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company, have taken all necessary corporate action to approve the issuance of the Offered Common Stock, the consideration to be received therefor and related matters, and (v) the Offered Common Stock has been duly delivered to the purchasers thereof against payment of the agreed upon consideration therefor, provided that the consideration therefor is not less than $0.01 per share of Common Stock, the Offered Common Stock, when issued and sold in accordance with the applicable underwriting agreement, or any other duly authorized, executed and delivered valid and binding agreement, will be validly issued, fully paid and nonassessable.

4. With respect to the shares of any series of Preferred Stock to be offered by the Company pursuant to the Registration Statement, including shares of Preferred Stock issuable upon conversion of, exchange of or exercise of any Common Stock, Debt Securities, Warrants or Units (the “Offered Preferred Stock”), (i) when the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (ii) when an appropriate Prospectus Supplement with respect to the Offered Preferred Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) if the Offered Preferred Stock is to be sold pursuant to a firm commitment underwritten offering, when the underwriting agreement with respect to the Offered Preferred Stock has been duly authorized,

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October 30, 2020

executed and delivered by the Company and the other parties thereto, (iv) when the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company, have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Preferred Stock, the consideration to be received therefor and related matters, including the adoption of any required certificate of designation for the Offered Preferred Stock in accordance with the applicable provisions of the Florida Business Corporation Act (the “Certificate of Designation”), (v) when the filing of the Certificate of Designation with the Florida Department of State has duly occurred, and (vi) the Offered Preferred Stock has been duly delivered to the purchasers thereof against payment of the agreed upon consideration therefor, provided that the consideration therefor is not less than $0.01 per share of Preferred Stock, the Offered Preferred Stock, when issued and sold in accordance with the applicable underwriting agreement, or any other duly authorized, executed and delivered valid and binding agreement, will be validly issued, fully paid and nonassessable.

5. With respect to any series of Debt Securities offered by the Company pursuant to the Registration Statement (the “Offered Debt Securities”), (i) when the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act and the applicable indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), (ii) when an appropriate Prospectus Supplement with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, when an underwriting agreement or purchase agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) when the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company, have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Debt Securities, the consideration to be received therefor and related matters, and (v) when the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the applicable indenture and any supplemental indenture relating to such Offered Debt Securities and duly delivered to the purchasers thereof against payment of the agreed upon consideration therefor, the Offered Debt Securities, when issued and sold or otherwise distributed in accordance with the applicable indenture and any supplemental indenture relating to such Offered Debt Securities and the applicable underwriting agreement or purchase agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

6. With respect to any Guarantee by any of the Subsidiary Guarantors with respect to a series of Offered Debt Securities issued pursuant to the Registration Statement (collectively, the “Offered Guarantees”), (i) when the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act and the applicable indenture has been qualified under the Trust Indenture Act, (ii) when an appropriate Prospectus Supplement with respect to the Offered Debt Securities and related Offered Guarantees has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) if the Offered Debt Securities and related Offered Guarantees are to be sold pursuant to a firm commitment underwritten offering, when an underwriting agreement or purchase agreement with respect to the Offered Debt Securities and related Offered Guarantees has been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) when the Board of Directors of the Company and the board, other applicable body or members of each applicable Subsidiary Guarantor of the Company, including any appropriate committee appointed thereby, and appropriate officers, members or managers of the Company and each Subsidiary Guarantor, as applicable, have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Debt Securities and the Offered Guarantees, the consideration to be received therefor and related matters, and (v) when the Offered Debt Securities and related Offered Guarantees have been duly executed and authenticated in accordance with the provisions of the applicable indenture and any supplemental indenture relating to such Offered Debt Securities and the related Offered Guarantees, and duly delivered to the purchasers thereof against payment of the agreed upon consideration therefor, each Offered Guarantee, when issued and sold in accordance with the applicable indenture, any supplemental indenture relating to such Offered Debt Securities to be entered into in connection with the issuance of such Offered Debt Securities and the related Offered Guarantees, and the applicable underwriting agreement or purchase agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be a valid and binding obligation of the applicable Subsidiary Guarantor, enforceable against the applicable Subsidiary Guarantor in accordance with their respective terms.

7. With respect to any Warrants to be offered by the Company pursuant to the Registration Statement (the “Offered Warrants”), (i) when the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (ii) when an appropriate Prospectus Supplement with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) if the Offered Warrants are to be sold pursuant to a firm commitment underwritten offering, when the underwriting agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) any applicable warrant agreement has been duly authorized, executed and delivered by the Company and any warrant agent named therein has been duly named by all necessary corporate action, (v) when the Board of Directors, including any appropriate committee

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October 30, 2020

appointed thereby, and appropriate officers of the Company, have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Warrants, the consideration to be received therefor and related matters, and (vi) when the Offered Warrants have been duly executed, issued and delivered to the purchasers thereof against payment of the agreed upon consideration therefor and authenticated by any warrant agent, the Offered Warrants, when issued and sold in accordance with the applicable underwriting agreement, warrant agreement, or any other duly authorized, executed and delivered valid and binding agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

8. With respect to any Units to be offered by the Company pursuant to the Registration Statement (the “Offered Units”), (i) when the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (ii) when an appropriate Prospectus Supplement with respect to the Offered Units has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) if the Offered Units are to be sold pursuant to a firm commitment underwritten offering, when the underwriting agreement with respect to the Offered Units has been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) when the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company, have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Units, the consideration to be received therefor and related matters, and (v) when the Offered Units have been duly executed, issued and delivered to the purchasers thereof against payment of the agreed upon consideration therefor and authenticated by all other parties thereto, the Offered Units, when issued and sold in accordance with the applicable underwriting agreement, unit agreement, or any other duly authorized, executed and delivered valid and binding agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

The opinions set forth above are subject to (a) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally, (b) general equitable principles (whether considered in a proceeding in equity or at law), (c) an implied covenant of good faith and fair dealing, (d) provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars, (e) limitations by any governmental authority that limit, delay or prohibit the making of payments outside the United States, and (f) generally applicable laws that (i) provide for the enforcement of oral waivers or modifications where a material change of position in reliance thereon has occurred or provide that a course of performance may operate as a waiver, (ii) limit the availability of a remedy under certain circumstances where another remedy has been elected, (iii) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct, (iv) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange, (v) may limit the enforceability of provisions providing for compounded interest, imposing increased interest rates or late payment charges upon delinquency in payment or default or providing for liquidated damages or for premiums upon acceleration or (vi) limit the waiver of rights under usury laws. With respect to opinion 6, we also note that in the absence of an enforceable waiver or consent, a guarantor may be discharged if: (i) action by the holder of the debt securities impairs the value of any collateral securing guaranteed debt to the detriment of the guarantor, (ii) the holder of the debt securities elects remedies for default that impair the subrogation rights of the guarantor against the Company, (iii) the guaranteed debt or debt securities are materially modified, or (iv) the holder of the debt securities otherwise takes action under the debt documents that materially prejudices the guarantor.

With respect to opinion 6, we have, without any investigation on our part, assumed the accuracy, and to the extent necessary in connection with the opinions contained herein, relied upon the opinions dated as of the date hereof furnished to you by: (i) Hughes White Colbo Wilcox & Tervooren, LLC, as to matters of Alaska law; (ii) Foley Hoag LLP, as to matters of Massachusetts law; (iii) Greenbaum, Rowe, Smith & Davis LLP, as to matters of New Jersey law; (iv) Eckert Seamans Cherin & Mellott, LLC, as to matters of Pennsylvania law; and (v) Crowley Fleck PLLP, as to matters of Wyoming law (collectively, the “Local Counsel Opinions”), and our opinions regarding the Subsidiary Guarantors which are the subject of the Local Counsel Opinions are subject to the same qualifications and limitations with respect to matters of Alaska, Massachusetts, New Jersey, Pennsylvania and Wyoming law as are expressed in each such Local Counsel Opinion.

We assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the Securities to be issued pursuant to the Registration Statement.

The GEO Group, Inc.

October 30, 2020

This opinion letter is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. No portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion letter with the Securities and Exchange Commission in connection with the filing of the Registration Statement referred to above. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,

/s/ Akerman LLP

AKERMAN LLP

The GEO Group, Inc.

October 30, 2020

ANNEX I

SPECIFIED SUBSIDIARY GUARANTORS

Exact Name of Subsidiary	State or Other Jurisdiction of Incorporation or Formation
GEO RE Holdings, LLC	Delaware
Correctional Services Corporation, LLC	Delaware
CPT Limited Partner, LLC	Delaware
CPT Operating Partnership L.P.	Delaware
Correctional Properties Prison Finance, LLC	Delaware
Public Properties Development and Leasing, LLC	Delaware
GEO Holdings I, Inc.	Delaware
GEO Acquisition II, Inc.	Delaware
GEO Transport, Inc.	Florida
Cornell Companies, Inc.	Delaware
Cornell Corrections Management, LLC	Delaware
Cornell Corrections of California, Inc.	California
Cornell Corrections of Texas, Inc.	Delaware
Cornell Corrections of Rhode Island, Inc.	Delaware
Cornell Interventions, Inc.	Illinois
Correctional Systems, LLC	Delaware
Cornell Abraxas Group, Inc.	Delaware
WBP Leasing, LLC	Delaware
BII Holding Corporation	Delaware
BII Holding I Corporation	Delaware
Behavioral Holding Corp.	Delaware
Behavioral Acquisition Corp.	Delaware
B.I. Incorporated	Colorado
MCF GP, LLC	Delaware
GEO MCF LP, LLC	Delaware
Municipal Corrections Finance, L.P.	Delaware
GEO Leasing, LLC	Florida
GEO Corrections Holdings, Inc.	Florida
GEO Secure Services, LLC	Florida
GEO Reentry Services, LLC	Florida
Cornell Abraxas Group OS, LLC	Florida
Cornell Companies of California OS, LLC	Delaware
Cornell Companies of Texas OS, LLC	Delaware
Cornell Interventions OS, LLC	Delaware
Protocol Criminal Justice, Inc.	Florida
Correctional Properties, LLC	Delaware
GEO/DEL/R/02, Inc.	Delaware
GEO International Services, Inc.	Delaware
GEO/DEL/T/02, Inc.	Delaware
Highpoint Investments, LLC	Delaware
GEO Reentry, Inc.	Delaware
GEO Care LLC	Delaware
GEO CC1 Inc.	Delaware
GEO Management Services, Inc.	Delaware
GEO CC3 Inc.	Delaware
BI Mobile Breath, Inc.	Delaware
Clearstream Development, LLC	Delaware
GEO Operations, Inc.	Florida
CEC Parent Holdings LLC	Delaware
CEC Intermediate Holdings LLC	Delaware
CCMAS LLC	Delaware
Community Education Centers, Inc.	Delaware
Broad Real Estate Holdings LLC	Delaware

The GEO Group, Inc.

October 30, 2020

Exact Name of Subsidiary	State or Other Jurisdiction of Incorporation or Formation
CiviGenics-Texas, Inc.	Texas
Community Corrections, LLC	Colorado
Arapahoe County Residential Center, LLC	Colorado